EXHIBIT 2.2

       **Confidential portions have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission (the "Commission").**






                     FIRST AMERICAN RECORDS MANAGEMENT, INC.


                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                    FIRST AMERICAN RECORDS MANAGEMENT, INC.,

           THE SHAREHOLDERS OF FIRST AMERICAN RECORDS MANAGEMENT, INC.

                                       AND

                     IRON MOUNTAIN RECORDS MANAGEMENT, INC.






                                      DATED

                                  APRIL 1, 1999

                                TABLE OF CONTENTS


     1.           Certain Definitions....................................page 1

                  1.1.     "Agreement"
                  1.2.     "Assets"
                  1.3.     "Benefit Arrangement"
                  1.4.     "Business"
                  1.5.     "Closing"
                  1.6.     "Closing Date"
                  1.7.     "Code"
                  1.8.     "Company"
                  1.9.     "Company's Employees"
                  1.10.    "Environmental Law"
                  1.11.    "ERISA"
                  1.12.    "ERISA Affiliate"
                  1.13.    "Escrow Agent"
                  1.14.    "Escrow Agreement"
                  1.15.    "Escrow Indemnity Funds"
                  1.16.    "Escrow Indemnity Period"
                  1.17.    "Excluded Assets"
                  1.18.    "Financial Statements"
                  1.19.    "Fiscal Year"
                  1.20.    "GAAP"
                  1.21.    "Hazardous Material"
                  1.22.    "Indemnified Claim"
                  1.23.    "Indemnified Party"
                  1.24.    "Indemnifying Party"
                  1.25.    "Intangible Properties"
                  1.26.    "Leases"
                  1.27.    "Legal Requirement"
                  1.28.    "Lien"
                  1.29.    "Losses"
                  1.30.    "Measured Current Assets"
                  1.31.    "Measured Current Liabilities"
                  1.32.    "Notice of Claim"
                  1.33.    "Party"
                  1.34.    "Permits"
                  1.35.    "Permitted Encumbrances"
                  1.36.    "Person"
                  1.37.    "Plan"
                  1.38.    "Properties"
                  1.39.    "Purchase Price"
                  1.40.    "Purchaser Indemnified Parties"

                                       (i)

                  1.41.    "Qualified Plan"
                  1.42.    "Real Property"
                  1.43.    "Seller Indemnified Parties"
                  1.44.    "Seller Representative"
                  1.45.    "Sellers"
                  1.46.    "Sellers' knowledge"
                  1.47.    "Separate Counsel"
                  1.48.    "Shares"
                  1.49.    "Shareholders"
                  1.50.    "Special Claim"
                  1.51.    "Tangible Properties"
                  1.52.    "Tax Claim"
                  1.53.    "Termination Date"
                  1.54.    "Third Party Claim"

     2.           Terms of Sale and Payment..............................page 5

                  2.1.     Purchase of Shares.
                  2.2.     Purchase Price.
                  2.3.     Adjustments to Base Price.
                  2.4.     Delivery of Shares.
                  2.5.     Further Assurances.

     3.           Representations of the Sellers Regarding the Shares....page 6

                  3.1.     Title to Shares.
                  3.2.     Authority.
                  3.3.     No Conflicts.

4.                Representations and Warranties of the Sellers
                  (excluding the Shareholders) Regarding the Company.....page 7

                  4.1.     Organization.
                  4.2.     Authority and Enforceability.
                  4.3.     Capitalization.
                  4.4.     No Breach or Violation.
                  4.5.     Title to Assets.
                  4.6.     Retirement Benefit Plans.
                  4.7.     Financial Statements.
                  4.8.     Absence of Specified Changes.
                  4.9.     Tax Returns and Audits.
                  4.10.    Real Property.
                  4.11.    Hazardous Material.
                  4.12.    Inventory.
                  4.13.    Other Tangible Personal Property.

                                      (ii)

                  4.14.    Accounts Receivable.
                  4.15.    Contracts.
                  4.16.    Tradenames, Trademarks and Copyrights.
                  4.17.    Intellectual Property.
                  4.18.    Customers.
                  4.19.    Employment Contracts and Benefits.
                  4.20.    Insurance Policies.
                  4.21.    Liabilities.
                  4.22.    Compliance with Laws.
                  4.23.    Litigation.
                  4.24.    Full Disclosure.
                  4.25.    Brokers.
                  4.26.    Operational Matters.
                  4.27.    Related Transactions.
                  4.28.    Bank Accounts, Etc.
                  4.29.    Corporate Records.

     5.           Purchaser's Representations and Warranties.............page 17

                  5.1.     Organization.
                  5.2.     Authority and Enforceability.
                  5.3.     No Breach or Violation.
                  5.4.     Sufficient Funds.
                  5.5.     Brokers.
                  5.6.     Investment Representation.

     6.           Pre-Closing Actions....................................page 18

                  6.1.     The Company's Obligations.
                  6.2.     The Purchaser's Obligations.
                  6.3.     Notification of Certain Matters.
                  6.4.     Public Announcements.
                  6.5.     Termination of 401(k).
                  6.6.     Transfer of Excluded Assets.

     7.           Conditions to Closing..................................page 21

                  7.1.     Purchaser's Conditions to Closing.
                  7.2.     Sellers' Conditions to Closing.

     8.           Closing................................................page 23

                  8.1.     Time and Place.
                  8.2.     Deliveries at Closing.


                                      (iii)

     9.           Post-Closing Obligations...............................page 24

                  9.1.     Indemnification.
                  9.2.     Survival of Representations; Claims for
                           Indemnification.
                  9.3.     Exclusive Remedy.

     10.          Termination and Abandonment............................page 27

                  10.1.    Methods of Termination.
                  10.2.    Procedure Upon Termination.

     11.          General Provisions.....................................page 28

                  11.1.    Notices.
                  11.2.    Governing Law.
                  11.3.    Expenses.
                  11.4.    Headings.
                  11.5.    Modification and Waiver.
                  11.6.    Counterparts/Fax Signatures.
                  11.7.    Variations of Pronouns.
                  11.8.    Rights of Parties.
                  11.9.    Binding Effect; Assignment.
                  11.10.   Arbitration.
                  11.11.   Attorneys' Fees.
                  11.12.   Severability.
                  11.13.   Interpretation of Agreement.
                  11.14.   Specific Performance.
                  11.15.   Farm.com.

The following exhibits and schedules have been omitted and will be supplementally filed with the Commission upon request:

Exhibits

Exhibit 7.1(l)A Form of Noncompetition Agreement of William Jalbert and Gordon Clark
Exhibit 7.1(l)B            Form of Noncompetition Agreement of Kenneth Saxon and
                           Thomas Bird
Exhibit 8.2.1(e)           Form of Legal Opinion of Counsel for Seller
Exhibit 8.2.2(d)           Form of Legal Opinion of Counsel for Purchaser

Schedules

Schedule 1.21              Excluded Assets
Schedule 2.2               Allocation of Purchase Price and Escrow Indemnity
                           Funds Among Sellers
Schedule 3.1               Agreements to which the Shares Subject
Schedule 4.1               Subsidiaries

                                      (iv)

Schedule 4.3               Capitalization
Schedule 4.4               Breach or Violation
Schedule 4.5               Permitted Encumbrances; Condition of Properties
Schedule 4.6               ERISA Plans
Schedule 4.6(a)(vi)        Claims Against Plans
Schedule 4.6(a)(viii)      Contributions to Plans
Schedule 4.6(a)(x)         Accumulated Plan Liabilities
Schedule 4.9               Tax Returns and Audits
Schedule 4.9(d)            Affiliated Group Membership
Schedule 4.10              Real Property; Leases
Schedule 4.11              Environmental Reports
Schedule 4.14              Accounts Receivable
Schedule 4.15              Material Contracts and Permits
Schedule 4.16              Tradenames, Trademarks and Copyrights
Schedule 4.17              Intellectual Property
Schedule 4.18              Customers
Schedule 4.19              Employees; Employment Contracts and Benefits; Labor
                           Disputes
Schedule 4.20              Insurance Policies
Schedule 4.22              Compliance with Laws
Schedule 4.23              Litigation
Schedule 4.26              Operational Matters
Schedule 4.27              Related Transactions
Schedule 4.28              Bank Accounts
Schedule 6.14              Exceptions to Ordinary Course of Business




                                       (v)

                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (this "Agreement") is dated this 1st day of April, 1999, by and among First American Records Management, Inc., a Delaware corporation (the "Company"), the shareholders of the Company which are listed on the signature pages hereto (collectively, "Sellers"), and Iron Mountain Records Management, Inc., a Delaware corporation ("Purchaser").

                                 R E C I T A L S

     A. The Company is a privately-owned company that is engaged in the business of records storage and management, and also provides consulting services regarding the same. The Sellers own all of the issued and outstanding shares of capital stock of the Company.

     B. The parties desire for Purchaser to acquire ownership of the Company through the purchase of 100% of the outstanding shares of capital stock of the Company.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Certain Definitions. For purposes of this Agreement (including the Schedules attached hereto), the following capitalized terms used herein shall have the respective meanings set forth below:

                  1.1. "Agreement" shall mean this Agreement, including the Exhibits and Schedules attached hereto and any amendments in accordance with
Section 11.5.

                  1.2. "Assets" shall mean the Company's right, title and interest in any and all Properties owned by the Company immediately prior to the Closing, excluding, however, the Excluded Assets.

                  1.3. "Benefit Arrangement" means any material benefit arrangement that is not a Plan, including (i) any employment or consulting agreement, (ii) any arrangement providing for insurance coverage or workers' compensation benefits, (iii) any incentive bonus or deferred bonus arrangement,
(iv) any arrangement providing termination allowance, severance pay, salary continuation for disability, or other leave of absence, supplemental unemployment benefits, lay-off, reduction in force or similar benefits, (v) any stock option or equity compensation plan, (vi) any deferred compensation plan,
(vii) any compensation policy or practice, (viii) any educational assistance arrangements or policies, (ix) any plan governed by Section 125 of the Code and
(x) any change of control arrangements or policies.

                  1.4. "Business" means the Company's business of records storage and management and related consulting services, as conducted on the date of this Agreement and on the Closing Date.

                  1.5.  "Closing"  shall have the  meaning  set forth in Section
8.1.

                  1.6.  "Closing  Date"  shall  have the  meaning  set  forth in
Section 8.1.

                  1.7. "Code" shall mean the Internal Revenue Code of 1986, as amended, together with any and all rules and regulations promulgated thereunder, as amended.

                  1.8. "Company" means First American Records Management, Inc.

                  1.9. "Company's Employees" means the employees of the Company as of the date of this Agreement and on the Closing Date.

                  1.10. "Environmental Law" shall mean any Legal Requirement relating to or otherwise imposing liability or standards of conduct concerning pollution or protection of the environment or occupational health and safety, including without limitation laws relating to emissions, discharges and releases of Hazardous Materials or other pollutants, contaminants, chemicals, noises, odors or industrial, toxic or hazardous substances, materials or wastes, whether as matter or energy, into the environment (including, without limitation, ambient air, surface water, ground water, mining or reclamation or mined land, land surface or subsurface strata) or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances, materials or wastes. Environmental laws shall include without limitation the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C.
Section 2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C.
Section 136 et seq.), and the Surface Mining Control and Reclamation Act of 1977 (30 U.S.C. Section 1201 et seq.) and any analogous federal, state, local or foreign Legal Requirements, and the rules and regulations promulgated thereunder, as from time to time in effect on or prior to the Closing Date.

                  1.11. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  1.12. "ERISA Affiliate" means any Person that is or has been in the five year period ending with the Closing Date treated as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Code or
Section 4001(b)(1) of ERISA.

                  1.13. "Escrow Agent" shall mean an escrow agent mutually acceptable to the Purchaser and the Sellers.

                  1.14.  "Escrow  Agreement" shall have the meaning set forth in
Section 7.1(k).

                  1.15. "Escrow Indemnity Funds" shall mean an amount equal to **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.**, to be withheld from the Purchase Price delivered to Sellers on the Closing Date, together with any interest and earnings which accrue thereon.

                  1.16. "Escrow Indemnity Period" shall mean a period of **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.** after the Closing Date.

                  1.17.  "Excluded  Assets"  shall mean the  property  listed on
Schedule 1.21.

                  1.18. "Financial Statements" means the Company's audited balance sheet and income and cash flow statements as of and for the fiscal years ended December 31, 1997 and December 31, 1998, and unaudited monthly balance sheet and income and cash flow statement for the two month period ended February 28, 1999.

                  1.19. "Fiscal Year" shall mean the Company's fiscal year commencing January 1 and ending December 31 of each year.

                  1.20. "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America applied on a basis consistent with the Company's past practice.

                  1.21. "Hazardous Material" means any dangerous, hazardous, toxic, prohibited or controlled substance, material, or waste (including, without limitation, gasoline, diesel fuel or other petroleum products) that is regulated by law, regulation, order, bylaw or permit of any federal, state, provincial or local government authority relating to the environment, health, occupational health and safety, product liability or transportation of dangerous goods.

                  1.22.  "Indemnified Claim" shall have the meaning set forth in
Section 9.1.4(a).

                  1.23.  "Indemnified Party" shall have the meaning set forth in
Section 9.1.4(a).

                  1.24. "Indemnifying Party" shall have the meaning set forth in
Section 9.1.4(a).

                  1.25. "Intangible Properties" shall mean contract rights, designs, know-how, copyrights, trademarks, service marks, trade names, proprietary methodologies, processes, specifications, patents, software and the like.

                  1.26. "Leases" shall mean any and all leases, instruments, contracts and other agreements pursuant to which the Company leases Real Property or Tangible Properties.

                  1.27. "Legal Requirement" shall mean the common law and all statutes, regulations, ordinances, rules and other laws promulgated by a governmental authority.

                  1.28. "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest, adverse claim or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement. "Lien" includes reservations, exceptions, easements, leases and other restrictions and encumbrances affecting Real Property.

                  1.29. "Losses" shall have the meaning set forth in Section 9.1.1.

                  1.30. "Measured Current Assets" shall mean, with respect to the Company as of the date of measurement, the following current assets: **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.**

                  1.31. "Measured Current Liabilities" shall mean, with respect to the Company as of the date of measurement, the following current liabilities:
**The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.**

                  1.32.  "Notice of Claim"  shall have the  meaning set forth in
Section 9.1.4(a).

                  1.33. "Party" shall, unless the context otherwise requires, refer to Purchaser, on the one hand, and the Company and Sellers, on the other hand.

                  1.34. "Permits" shall mean any and all permits, authorizations, approvals, registrations, certificates of completion or legal status, orders or other approvals or licenses granted by any federal, state or local administrative or governmental authority, bureau or agency under any Legal Requirement.

                  1.35. "Permitted Encumbrances" shall mean (a) Liens for taxes, assessments and governmental charges due and being contested in good faith by appropriate proceedings; (b) servitudes, easements, restrictions, rights-of-way, encroachments and other similar rights in real property or any interest therein, provided the same are not of such nature alone or together as to adversely interfere with or affect in any material respect the use of the property subject thereto or materially affect its value; (c) Liens that are not material and constitute mechanics', carriers', workers' or like liens incurred in the ordinary course of business; (d) the conditions of all Permits which relate to the Assets or the Business, and (e) all other Liens and exceptions to title to the Assets described in Schedule 4.5.

                  1.36. "Person" shall mean any individual, corporation, limited liability company, general partnership, limited partnership, joint venture, association, trust, organization, business entity, government (or political subdivision thereof) or governmental agency.

                  1.37.  "Plan"  means an  employee  benefit  plan as defined in
Section 3(3) of ERISA.

                  1.38.   "Properties"   shall  mean  Tangible   Properties  and
Intangible Properties.

                  1.39.  "Purchase  Price"  shall have the  meaning set forth in
Section 2.2.

                  1.40. "Purchaser Indemnified Parties" shall have the meaning set forth in Section 9.1.1.

                  1.41. "Qualified Plan" means a Plan maintained by the Company or an ERISA Affiliate that complies or is intended to comply with Section 401 of the Code.

                  1.42. "Real Property" means the real property owned or leased by the Company listed or described in Schedule 4.10.

                  1.43. "Seller Indemnified Parties" shall have the meaning set forth in Section 9.1.3.

                  1.44. "Seller Representative" shall have the meaning set forth in Section 9.1.2(c).

                  1.45. "Sellers" means the Persons listed on the signature page under "Sellers", provided, however, that for purposes of the representations made in Section 3.1, "Sellers" shall not include the Shareholders.

                  1.46. "Sellers' knowledge" means the actual knowledge of the Sellers after reasonable inquiry of Messrs. Thomas W. Bird, Gordon R. Clark, William T. Jalbert, Milanka Radosavljevic and I. Kenneth Saxon.

                  1.47.  "Separate  Counsel" shall have the meaning set forth in
Section 9.1.5(b).

                  1.48. "Shares" means, collectively, the 254,742 issued and outstanding shares of common stock of the Company owned of record and beneficially by Sellers.

                  1.49. "Shareholders" means The Boston Foundation, Inc. and El Adobe Corporation.

                  1.50.  "Special  Claim"  shall have the  meaning  set forth in
Section 9.1.2(a).

                  1.51. "Tangible Properties" shall mean any and all tangible properties and assets of the Company including equipment, inventory, furniture, fixtures, books and records, and supplies.

                  1.52. "Tax Claim" shall have the meaning set forth in Section 9.1.2(a).

                  1.53.  "Termination  Date" shall have the meaning set forth in
Section 10.1.2.

                  1.54.  "Third Party Claim" shall have the meaning set forth in
Section 9.1.5(a).

         2. Terms of Sale and Payment.

                  2.1. Purchase of Shares. Subject to the terms and conditions of this Agreement, each Seller, severally, agrees to sell, assign, transfer and deliver to Purchaser at the Closing, and Purchaser agrees to purchase from each Seller at the Closing, that number of Shares as are held by the respective Seller as set forth in Schedule 2.2; provided, however, that Purchaser shall not be required to purchase any Shares unless all Shares are transferred to Purchaser, free and clear of any and all covenants, conditions, restrictions, voting trust agreements, Liens, charges, encumbrances, options and adverse claims or rights whatsoever, at the Closing Date.

                  2.2. Purchase Price. The aggregate purchase price to be paid by the Purchaser to Sellers for the Shares shall be Forty Two Million Dollars ($42,000,000) minus the amounts set forth in Section 2.3 (the "Purchase Price"). Purchaser shall pay the Purchase Price (as adjusted), minus the Escrow Indemnity Funds, at the Closing by wire transfer of immediately available funds to a Doty Sundheim & Gilmore Trust Account, Sellers hereby acknowledge and agree that such payment shall be deemed to be a payment of such Purchase Price by Purchaser to the Sellers, prorated among the Sellers as set forth in Schedule 2.2 attached to this Agreement. Sellers shall cause Doty Sundheim & Gilmore to provide Purchaser with wire transfer instructions not later than two (2) business days prior to the Closing Date.

                  2.3. Adjustments to Base Price. The Purchase Price shall be determined by subtracting the following from $42,000,000:

                           (a) all indebtedness of the Company as of the Closing
Date (including both long-term and short-term portions), and all interest accrued thereon and prepayment penalties or fees payable if such debt is paid-in-full on the Closing Date; provided, that the indebtedness payable to State Street Bank shall be paid by Company at the Closing utilizing funds provided to Company by Purchaser.

                           (b) all obligations owed by the Company under capital
leases as of the Closing Date;

                           (c) all amounts  payable by the  Company  under stock
appreciation rights agreements as of the Closing Date based on the value of the Company as of the Closing Date; provided, that such amounts shall be paid by Company at the Closing or promptly thereafter utilizing funds provided to Company by Purchaser;

                           (d)  all  amounts   payable  by  the  Company   under
management incentive plans as of the Closing Date based on the value of the Company as of the Closing Date; provided, that such amounts shall be paid by Company at the Closing or promptly thereafter utilizing funds provided to Company by Purchaser;

                           (e) all  other  amounts  payable  by the  Company  as
special bonuses to employees as a result of the transactions contemplated by this Agreement; provided, that such amounts shall be paid by Company at the Closing or promptly thereafter utilizing funds provided to Company by Purchaser;

                           (f) $50,000 to be paid to **The confidential portion
has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.** as additional purchase price for the assets acquired by the Company on or about **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.** provided, that such amount shall be paid by Company at the Closing or promptly thereafter utilizing funds provided to Company by Purchaser;

                           (g) amounts  payable to **The confidential portion
has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.** in connection with a noncompete agreement;

                           (h) the  amount,  if any,  by  which  the  difference
between Measured Current Assets and Measured Current Liabilities as of the Closing Date is less than the difference between Measured Current Assets and Measured Current Liabilities as of December 31, 1998.

All determinations of amounts pursuant to this Section 2.3 shall be made in accordance with GAAP applied on a basis consistent with the audited financial statements of the Company for the year ended December 31, 1998.

                  2.4. Delivery of Shares. At the Closing, Sellers shall deliver to the Purchaser or such Person that Purchaser may designate, free and clear of any Lien or option, equity, restriction or adverse claim of any kind or nature, certificates representing all of the Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank and with all stock transfers stamped and affixed if any are required.

                  2.5. Further Assurances. In addition to the actions, documents and instruments specifically required to be taken or delivered hereby, Sellers, the Company, and Purchaser, whether before or after the Closing Date, shall execute and deliver such other instruments or such other actions as a party, or its counsel, may reasonably request in order to complete the transactions contemplated by this Agreement.

     3. Representations of the Sellers Regarding the Shares. Each Seller severally represents and warrants to the Purchaser as follows:

                  3.1. Title to Shares. Such Seller will deliver to Purchaser at the Closing good and marketable title to the Shares which are to be transferred to the Purchaser by such Seller pursuant hereto, free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever. The Bird Revocable Trust dated June 6, 1991 hereby represents and warrants that The Boston Foundation, Inc. will deliver to Purchaser at the Closing good and marketable title to the Shares which are to be transferred to the Purchaser by such Seller pursuant hereto, free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever. I. Kenneth Saxon hereby represents and warrants that El Adobe Corporation will deliver to Purchaser at the Closing good and marketable title to the Shares which are to be transferred to the Purchaser by such Seller pursuant hereto, free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever. The Shares are currently subject to the agreements set forth on Schedule 3.1 which will be terminated prior to Closing.

                  3.2. Authority. Such Seller has the full right, power and authority to enter into this Agreement and to transfer, convey and sell to the Purchaser at the Closing the Shares to be sold by such Seller hereunder. The execution and delivery of this Agreement and each other agreement and document to be executed and delivered in connection herewith, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary trust, limited liability company or corporate, as the case may be, proceedings on the part of such Seller. This Agreement and each other agreement to be executed and delivered in connection herewith constitutes or will constitute the valid and legally binding obligation of such Seller, enforceable against such Seller in accordance with the terms hereof or thereof, subject as to enforceability to bankruptcy, insolvency, reorganization and other similar laws and judicial decisions of general applicability relating to or affecting creditors' rights generally and subject to the availability of equitable remedies and the application of equitable principles, including the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered at law or in equity.

                  3.3. No Conflicts. The execution, delivery and performance of this Agreement and each other agreement and document to be executed and delivered in connection herewith, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) violate any provision of such Seller's agreement and declaration of trust, certificate of incorporation and bylaws or operating agreement and certificate of formation (in each case, to the extent applicable) or (ii) violate or breach any provision of, or be an event that is (or with the giving of notice or the passage of time will result in) a violation or breach of, or result in the acceleration of or entitle any Person to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, or result in the imposition of any Lien or other restriction upon the Shares pursuant to, any agreement, contract, instrument or Legal Requirement to which such Seller is a party or by which it or its assets are bound.

     4. Representations and Warranties of the Sellers (excluding the Shareholders) Regarding the Company. Sellers (excluding the Shareholders) hereby make the following representations and warranties to Purchaser regarding Company which shall, for purposes of Sections 4.6, 4.9, 4.10(a), 4.11 and 4.19, include Company and all of Company's predecessors which have been merged into or similarly subsumed by Company:

                  4.1. Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, has the corporate power and authority to carry on the business presently conducted by it and to undertake the activities contemplated by this Agreement. The Company is qualified to transact business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the Company. Except as set forth on Schedule 4.1, the Company is not, and within the last four (4) years was not, a subsidiary of any Person, and does not have any subsidiaries and is not the owner of the capital stock or other equity interests in any Person.

                  4.2. Authority and Enforceability. The Company has the corporate power and authority to execute, deliver and perform this Agreement and each other agreement and document to be executed and delivered in connection herewith. The execution and delivery of this Agreement and each other agreement and document to be executed and delivered in connection herewith, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate proceedings on the part of the Company. This Agreement, and each other agreement and document to be executed and delivered in connection herewith, constitutes or will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with the terms hereof or thereof, subject as to enforceability to bankruptcy, insolvency, reorganization and other similar laws and judicial decisions of general applicability relating to or affecting creditors' rights generally and subject to the availability of equitable remedies and the application of equitable principles, including the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered at law or in equity.

                  4.3. Capitalization. The authorized capital stock of the Company consists of 1,000,000 shares of common stock, par value $0.001 per share. The Shares constitute all of the issued and outstanding capital stock of the Company. The Shares have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive right or federal or state securities laws. Except as provided in Schedule 4.3, none of the Company or any Seller is party to or bound by, and there are not outstanding, any options, warrants, puts, calls, voting agreements, contracts, or commitments of any character relating to (including, without limitation, any such instrument which calls for the issuance of) any issued or unissued stock or any other equity security issued or to be issued by the Company.

                  4.4. No Breach or Violation. Except as set forth in Schedule 4.4, neither the execution and delivery by the Company of this Agreement or any other agreement and document to be executed and delivered in connection herewith, nor the consummation of the transactions contemplated hereby or thereby, will (a) violate or conflict with the Certificate of Incorporation or Bylaws of the Company; (b) violate or breach any provision of, or be an event that is (or with the giving of notice or the passage of time will result in) a violation or breach of, or result in the acceleration of or entitle any Person to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, or result in the imposition of any Lien or other restriction (other than restrictions arising under federal or state securities laws) upon the Shares or any of the Assets pursuant to, any instrument, contract, lease or other agreement by which the Company or any of the Assets is bound; (c) violate or breach any Legal Requirement to which the Company is subject or any order, judgment, award or decree of any court, arbitrator or government agency against or binding upon the Company or its assets or (d) require the consent of any Person.

                  4.5. Title to Assets. The Company has good and marketable title to all the

Assets and to all other assets, tangible and intangible, reflected on the most recent balance sheet forming part of the Financial Statements, or held by the Company for use in the Business if not so reflected, or purported to have been acquired by the Company since such date, except inventory sold or depleted, or property, plant and other equipment used up or retired, since such date, in each case in the ordinary course of business consistent with past practice of the Company, free and clear of all Liens other than the Permitted Encumbrances set forth in Schedule 4.5. Except as set forth on Schedule 4.5, the Real Property leased by the Company and the Tangible Properties owned or leased by the Company are in good operating condition and repair, ordinary wear and tear excepted.

                  4.6.     Retirement Benefit Plans.

                           (a) Except as provided in Schedule  4.6,  neither the
Company nor any ERISA Affiliate contributes to any Plan or Benefit Arrangement or has contributed to or sponsored any Plan or Benefit Arrangement in the five-year period ending with the Closing Date. As to all Plans and Benefit Arrangements listed in Schedule 4.6:

                                    (i) all such Plans and Benefit  Arrangements
comply and have been administered in all material respects in form and in operation in compliance with all applicable Legal Requirements, all required returns (including without limitation information returns) have been prepared in accordance with all applicable Legal Requirements and have been timely filed in accordance with applicable Legal Requirements with respect to any such Plan or Benefit Arrangement, and neither the Company nor any ERISA Affiliate has received any outstanding written notice from any governmental authority (including, without limitation, the Pension Benefit Guaranty Corporation) questioning or challenging such compliance;

                                    (ii)  all  Qualified  Plans   maintained  or
previously maintained by the Company or any ERISA Affiliate comply and complied in form and in operation with all applicable requirements of the Code and ERISA, a favorable determination letter has been received from the Internal Revenue Service with respect to each such Plan or the sponsor of the Plan is entitled to rely on a favorable opinion letter issued to the prototype sponsor by the Internal Revenue Service with respect to each such Plan, and no event has occurred that will or could reasonably be expected to give rise to disqualification of any such Plan or to a tax under Section 511 of the Code;

                                    (iii)  none of the  assets of any  Qualified
Plans are invested in securities of the Company or an ERISA Affiliate or employer real property and each asset may be liquidated or terminated without the imposition of any redemption or surrender charge or comparable liability;

                                    (iv)  there  are no  non-exempt  "prohibited
transactions" (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any Qualified Plan and neither the Company nor any of its ERISA Affiliates has otherwise engaged in any prohibited transaction;

                                    (v) there have been no acts or  omissions by
the Company or any ERISA Affiliate that have given rise or could reasonably be expected to give rise to material fines, penalties, taxes or related charges under Sections 502(c), 502(i) or 4071 of ERISA or Chapter 43 of the Code for which the Company or any ERISA Affiliate may be liable;

                                    (vi) there are no claims (other than routine
claims for benefits) pending or, to the Sellers' knowledge, threatened involving any Plan or the assets of any Plan, except as set forth on Schedule 4.6(a)(vi);

                                    (vii) no Qualified  Plan is subject to Title
IV of ERISA, or if subject, there have been no "reportable events" (as described in Section 4043 of ERISA) as to which there is any material risk of termination of such Plan, no steps have been taken to terminate any such Plan, no material liability to the Pension Benefit Guaranty Corporation has been or is expected by the Company or any ERISA Affiliate to be incurred by the Company or any ERISA Affiliate with respect to any Qualified Plan, and there has been no event or condition that presents a material risk of termination of any Qualified Plan by the Pension Benefit Guaranty Corporation;

                                    (viii) to the  extent  that the most  recent
balance sheet forming part of the Financial Statements does not include a pro rata amount of the contributions that would otherwise have been made in accordance with past practices for the plan years which include the Closing Date, such amounts are set forth in Schedule 4.6(a)(viii);

                                    (ix)  neither  the  Company  nor  any  ERISA
Affiliate nor any of their respective directors, officers, employees or any other fiduciary has committed any breach of fiduciary responsibility imposed by ERISA that could reasonably be expected to subject the Company or any ERISA Affiliate or any of their respective directors, officers or employees to liability under ERISA;

                                    (x)   except  as  set   forth  in   Schedule
4.6(a)(x), which entry, if applicable, shall indicate the present value of accumulated plan liabilities calculated in a manner consistent with FAS 106 and actual annual expense for such benefits for each of the last two years, and other than pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or any equivalent state statute, which provisions have been complied with in all material respects, neither the Company nor any ERISA Affiliate maintains any Plan that provides benefits described in
Section 3(1) of ERISA to any former employees or retirees of the Company or any of its ERISA Affiliates;

                                    (xi)  the  Company  has  made  available  to
Purchaser copies of the Federal Form 5500 series and accountant's opinion, if applicable, for each Plan or Benefit Arrangement (and the most recent actuarial valuation reports for each Plan, if any, that is subject to Title IV of ERISA), for the three plan years preceding the Closing Date and all information provided by the Company or any ERISA Affiliate to any actuary in connection with the preparation of any such actuarial valuation report was true, correct and complete in all material respects; and

                                    (xii) the Company has delivered to Purchaser
correct and complete copies of all Plans and Benefit Arrangements and, where applicable, each of the following documents with respect to such Plans or Benefit Arrangements: (i) any amendments; (ii) any related trust documents;
(iii) any documents governing the investment and management of the Plan or the Benefit Arrangement, or the assets thereof, including, without limitation, any documents relating to fees incurred by the sponsor or participants and beneficiaries; (iv) the most recent summary plan descriptions and summaries of material modifications; and (v) written communications to employees to the extent the substance of the Plans and Benefit Arrangements described therein differ materially from the other documentation furnished under this clause.

                           (b) Neither the Company nor any ERISA Affiliate is or
ever has been a party to any multiemployer plan, within the meaning of Section 400(a)(3) of ERISA, or made contributions to any such plan.

                           (c)  No  employee  is  entitled  to,  nor  shall  any
employee accrue or receive, additional benefits, services or accelerated rights to payment of benefits, whether pursuant to any Plan, Benefit Arrangement or otherwise, including the right to receive any parachute payment as defined in
Section 280G of the Code, or become entitled to severance, termination allowance or other similar payments as a result of this Agreement.

                  4.7. Financial Statements. The Company has delivered to Purchaser the Financial Statements, which financial statements present fairly, in all material respects, the financial position and results of operations of the Company as of the dates and for the periods specified therein. All the financial statements delivered to Purchaser have been prepared from and are in accordance with, the books and records of the Company and in accordance with GAAP consistently followed by the Company historically, subject (in the case of interim reports) to normal year-end adjustments, and except the unaudited Financial Statements do not contain all footnotes required by GAAP.

                  4.8. Absence of Specified Changes. Since December 31, 1998, the Company has operated its business in the ordinary course, consistent with past practice. Without intending to limit the generality of the foregoing, since such date, there has not been any:

                           (a) capital  expenditure(s)  by the Company exceeding
**The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.** in the aggregate, nor has there been any commitment on the part of the Company to make any additions to its property or any purchases of machinery or equipment, except in the ordinary course of business, consistent with past practice;

                           (b)  material   adverse   change  in  the   financial
condition, liabilities, assets, or business of the Company;

                           (c)  change  in   accounting   methods  or  practices
(including, without limitation, any change in depreciation or amortization policies or rates) of the Company;

                           (d)  increase  in the  salary  or other  compensation
payable or to become payable by the Company to any of the Company's directors or employees or commitment or obligation of any kind for the payment, by the Company of a bonus or other additional salary or compensation to any such person, except in the ordinary course of the Company's Business and consistent with its past practices;

                           (e) sale or  transfer  of any Asset,  except for fair
value in the ordinary course of business;

                           (f) amendment or termination of any Permit, contract,
agreement or license to which the Company is a party or is bound, except in the ordinary course of business;

                           (g)  loan  by  the  Company  to  any  Person  in  the
principal amount in excess of $5,000, (or in the aggregate in excess of $25,000) or guaranty by the Company of any loan;

                           (h) mortgage, pledge, or other encumbrance of, or the
grant of a lien on, any Asset;

                           (i)  commencement of any  litigation,  arbitration or
any governmental proceeding, against or investigation of the Company, the Assets or the Business;

                           (j)  discharge  or  satisfaction  of any  Lien or any
payment of any obligation or liability (absolute or contingent) other than current liabilities or obligations under contracts existing in the ordinary course of business, consistent with past practice;

                           (k) material damage,  destruction or loss (whether or
not covered by insurance) or any acquisition or taking of property by any governmental authority, or any amendment, termination or lapse of any insurance policies;

                           (l) waiver of any rights of  material  value  without
fair and adequate consideration;

                           (m) issuance or  agreement to issue any notes,  bonds
or other debt securities or any capital stock or other equity securities or any securities convertible, exchangeable or exercisable into any capital stock or other equity securities;

                           (n) (i)  declaration or payment of any dividend on or
in respect of any shares of any class of capital stock of the Company (other than a dividend or distribution of the Excluded Assets), (ii) purchase, redemption or other retirement of any shares of any class of capital stock of the Company, or (iii) any other distribution on or in respect of any shares of any class of capital stock of the Company;

                           (o) entrance into any transaction  with any affiliate
of the Company,

                           (p) strike,  work  stoppage or notice of any claim of
wrongful discharge;

                           (q) acceleration of collection of accounts receivable
as compared with past practice; or

                           (r)  agreement  by  the  Company  to do  any  of  the
foregoing actions described in this Section 4.8.

                  4.9.     Tax Returns and Audits.

                           (a) Within the time and in the manner  prescribed  by
applicable Legal Requirements, the Company has filed all federal, state, and local tax returns required by applicable Legal Requirements and has paid all taxes, estimates and penalties payable. All such tax returns were true, correct and complete in all material respects. Except as set forth on Schedule 4.9, (i) the Company has not executed any waivers of the statutes of limitations as to the assessment or collection of any tax, (ii) to the Sellers' knowledge, no audits of any tax return of the Company are pending and (iii) the Company has not received notice of any audit of any tax return of the Company or any dispute as to taxes payable by the Company. The Company has in all material respects duly and timely withheld from salaries, wages and other compensation of its employees and paid over to the appropriate tax authorities all amounts required to be so withheld and paid over for all periods not barred by applicable statutes of limitations.

                           (b) The Company  has not filed a consent  pursuant to
Section 341(f) of the Code or agreed to have Section 341(f)(2) apply to any disposition of a Subsection (f) asset; the Company has not executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of state or local law; the Company is not required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state or local law by reason of a change in accounting method; and no assets of the Company are properly required to be treated as being owned by another person under the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954.

                           (c)  Federal  and state  income  tax  returns  of the
Company have been examined by the IRS, or the periods covered by such tax returns have been closed by applicable statutes of limitations, for all periods through December 31, 1994, except to the extent such tax returns may be examined for the purposes of determining net operating loss or credit carryforwards to a year not so closed.

                           (d)  Except  as set  forth in  Schedule  4.9(d),  the
Company has not been a member of any "affiliated group" (as defined in Section 1504 of the Code) since January 1, 1992.

                           (e) The Company is not currently, has not been within
the last five (5) years, and does not anticipate becoming a "United States real property holding corporation" within the meaning of Section 897(c) of the Code.

                  4.10.    Real Property.

                           (a) The Company  does not own,  and has never  owned,
the legal or any beneficial interest in any Real Property.

                           (b)  Schedule  4.10 lists and  describes  briefly all
real property leased or subleased to the Company. The Company has delivered to the Buyer correct and complete copies (as amended to date) of the leases and subleases listed in Schedule 4.10. With respect to each lease and sublease listed in Schedule 4.10:

                                    (i) the lease or sublease is a legal, valid,
binding, enforceable obligation of the Company, and in full force and effect in all material respects;

                                    (ii) the Company is not in  default,  and to
the Sellers' knowledge the lessor or sublessor is not in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

                                    (iii) no party to the lease or sublease  has
repudiated any material provision thereof;

                                    (iv) there are no  material  disputes,  oral
agreements, or forbearance programs in effect as to the lease or sublease; and

                                    (v)   the   Company   has   not    assigned,
transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold.

                  4.11.    Hazardous Material.

                           (a) The Company is, and at all times  during the last
five (5) years has been, in compliance in all material respects with all applicable Environmental Laws.

                           (b) The Company (a) has not been  notified that it is
potentially liable, (b) has not received any written request for information or other correspondence concerning any site or facility and (c) is not a "potentially responsible party" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation Recovery Act, as amended, or any similar state or provincial law.

                           (c) The Company has obtained all material Permits and
made all material filings which are required by Environmental Laws for the ownership of the Company's property, facilities and assets and the operation of the Business, and there are no pending or, to the Sellers' knowledge, threatened investigations or proceedings with respect to such Permits.

                           (d)  Neither  the  Company   nor,  to  the   Sellers'
knowledge, any other Person has spilled, disposed of, discharged, buried or released any Hazardous Materials into, upon, from, over or about the Real Property or any other properties now or, to the Sellers' knowledge formerly, owned, leased, operated or used by the Company or into or upon ground or surface water on any such property (i) which would require or reasonably be expected to require remediation or investigation by the Company; (ii) violate any Environmental Law, including a failure to report; or
(iii) constitute grounds for a cost recovery claim by any governmental authority.

                           (e) The  Company  has not  assumed  or  agreed to any
obligation under any of its Leases of real property or otherwise to cleanup or take responsibility for any Hazardous Material which exists on such property other than as a result of the Company's operating and occupying such property.

                           (f) Schedule 4.11 lists all site assessments, audits
and other investigation reports which have been conducted by or on behalf of the Company with respect to environmental matters at any of its properties or facilities.

                           (g) To the Sellers'  knowledge (i) there are no above
or under ground storage tanks located at any property currently owned, leased, operated or used by the Company; and (ii) no friable asbestos containing materials or equipment containing polychlorinated biphenyls exist on any property currently owned, leased, operated or used by the Company.

                  4.12. Inventory. The inventory listed in the Financial Statements is usable in the ordinary course of business. Except for sales made in the ordinary course of business since the date of the Financial Statements, all inventory is the property of the Company.

                  4.13. Other Tangible Personal Property. The Financial Statements accurately describe all depreciable Tangible Property owned by or used by the Company. The Tangible Property forming part of the Assets constitute all such tangible personal property necessary for the conduct of the Company's Business as now conducted.

                  4.14. Accounts Receivable. Schedule 4.14 contains a complete and accurate list of the Company's accounts receivable as of December 31, 1998, together with an accurate aging of these accounts. The accounts receivable described in Schedule 4.14, and all accounts receivable created thereafter, arose from valid sales in the ordinary course of business.

                  4.15. Contracts. Schedule 4.15 contains a complete and accurate list of all of the Company's material contracts and Permits, whether oral or written, and there is no material default or event that, with notice or lapse of time or both, would constitute a default by the Company or to Sellers' knowledge, any other party thereto. True, complete and correct copies of each of the material contracts and Permits have been made available to or furnished by the Company to Purchaser (or true, complete and correct descriptions thereof have been set forth in Schedule 4.15, if any such material contract is oral). All of the material contracts and Permits are valid, binding and legally enforceable obligations of the Company and, to Sellers' knowledge, of each other party thereto, and the Company is validly and lawfully operating its business and owning its property under each of the material contracts and Permits which, to Sellers' knowledge, are all Permits required to conduct the Company's Business as now conducted. The Company has not received any notice that any party intends to cancel or terminate any of these agreements. For purposes of this Section 4.15, "material" means (a) contracts involving the payment or receipt by the Company of more than **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.** per year or **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.** in the aggregate, and (b) permits necessary to the conduct of the Business as currently conducted, (c) each note, mortgage, indenture, guaranty, other obligation, agreement or other instrument for or relating to any lending or borrowing (including assumed debt) relating to any of the Company's properties or assets; (d) nondisclosure or confidentiality contracts (other than those entered into in the ordinary course of business with customers, suppliers and employees), (e) joint venture or similar contracts or agreements; (f) each assignment, license, indemnification or other agreement with respect to any Intangible Property, (g) powers of attorney or other similar contracts or grants of agency, or (h) contracts or agreements prohibiting the Company from engaging in any business or competing anywhere in the world.

                  4.16. Tradenames, Trademarks and Copyrights. Schedule 4.16 is an accurate and complete list of all tradenames, trademarks, service marks, and copyrights owned by the Company or in which the Company has rights or licenses. The Company has not received notice of any infringement or alleged infringement by others of any such tradename, trademark, service mark, or copyright. The Company has not received notice alleging that it is infringing on any tradename, trademark, service mark, or copyright belonging to any Person.

                  4.17. Intellectual Property. Schedule 4.17 is a true and complete list of all computer software programs, patents and all applications for patents owned by the Company or in which the Company has any rights or licenses. The patents are valid. The Company has not received notice of interference actions or other judicial, arbitration, or other adversary proceedings concerning the patents or applications for patents described in
Schedule 4.17. All computer programs (other than "off-the-shelf") are used pursuant to valid licenses with the Licensor thereof.

                  4.18. Customers. Schedule 4.18 contains a true and complete list of the Company's twenty (20) largest (by revenue) customers during the year ended December 31, 1998. Except as set forth on Schedule 4.18, the Company has not received written notice that any of these customers intend to cease, or materially decrease the rate of or change the terms of, doing business with the Company. Except as set forth on Schedule 4.18, to the Sellers' knowledge, the Company has not received written notice that any such customer is soliciting bids for services similar to those performed by the Company.

                  4.19. Employment Contracts and Benefits. Schedule 4.19 is a complete and accurate list of the Company's employees and their (i) date of hire; (ii) salary; (iii) age; and (iv) title. Except as described in Schedule 4.19, the Company has no written employment contracts, pensions, bonus, profit sharing, stock option or other agreements or arrangements providing for employee compensation or benefits to which the Company is a party or bound. None of the employees of the Company is now, or during the past five (5) years has been, represented by any labor union or other employee collective bargaining organization which is a party to a collective bargaining agreement with the Company, or are now, or during the past five (5) years have been, parties to any labor or other collective bargaining agreement with the Company. Except as set forth on Schedule 4.19, there are currently no, and during the last five (5) years there have been no, labor disputes existing, or to the Sellers' knowledge, threatened involving strikes, work stoppages, slowdowns, picketing, or any other interference with work or production. No charges or proceedings with respect to the Company before the National Labor Relations Board, or similar agency, exist, or to the Sellers' knowledge, are threatened. The Company has performed all obligations required to be performed under all employment arrangements and is not in material breach or violation of or in default or arrears under any of the terms, provisions or conditions thereof, except as set forth in Schedule 4.19.

                  4.20. Insurance Policies. Schedule 4.20 contains a list of all insurance policies held by the Company and the amounts of coverage therefor. Such policies are in the respective principal amounts set forth in Schedule
4.20. The Company is not in default with respect to payment of premiums on any such policy or, to Sellers' knowledge, with respect to any other provision of such policy, and, to Sellers' knowledge, no claim is pending under any such policy.

                  4.21. Liabilities. The balance sheet as of December 31, 1998 included in the Financial Statements has been prepared in accordance with GAAP, and since such date the Company has not incurred any obligations or liabilities, other than obligations and liabilities incurred in the ordinary course of business consistent with past practice of the Company, which do not in the aggregate, have a material adverse effect on the Company. As of December 31, 1998 the Company had no obligations or liabilities, accrued or unaccrued, contingent or otherwise, except (i) as disclosed on the balance sheet as of such date included in the Financial Statements, and **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.**

                  4.22. Compliance with Laws. Except as disclosed on Schedule 4.22, the Company is, and to Sellers' knowledge has been, in compliance in all material respect with, and is not, and to Sellers' knowledge has not been, in violation in any material respect of, any and all applicable Legal Requirements and any and all judgments, orders, injunctions, decrees, stipulations or other awards applicable thereto.

                  4.23. Litigation. Except as set forth in Schedule 4.23, there are no suits, arbitrations, legal, administrative, or other proceedings, or governmental investigations pending, or to Sellers' knowledge threatened, against or affecting the Company or its Business, Assets, or the Shares. The Company is not presently engaged in any legal action to recover monies due or damages sustained by the Company.

                  4.24. Full Disclosure. No representation, warranty or statement made in this Agreement, any agreement, certificate, statement or document referred to in this Agreement (including, without limitation, the Schedules hereto) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading. Purchaser agrees and acknowledges that, except as otherwise expressly provided in this Agreement, Purchaser is a person experienced in businesses like that of the Company and acquisition transactions of the type contemplated in this Agreement, and has entered into this Agreement with the intention of making and relying upon its own investigation of the physical, environmental and economic condition of the Company, the Business and the Assets (subject, however, to Purchaser's ability to rely on the representations and warranties set forth herein). Purchaser further acknowledges that it has not received from Sellers or the Company any accounting, tax, legal or other advice with respect to this transaction and is relying solely upon the advice of its own accounting, tax, legal and other advisors.

                  4.25. Brokers. No brokers, finders or investment bankers have been retained by Sellers in connection with this Agreement or the transactions contemplated by this Agreement. The Beacon Group Capital Services, LLC has been retained as investment banker for the Company. The Sellers shall solely be responsible for any fees, commissions or other payments that may be due to The Beacon Group Capital Services, LLC by the Company, the Sellers or any of their respective affiliates in connection with the transactions contemplated by this Agreement (unless an adjustment has been made to the Purchase Price in accordance with the terms hereof).

                  4.26.    Operational Matters.

                           (a) Except as set forth in Schedule  4.26,  all items
received and stored by the Company on behalf of customers are held in storage by the Company (except for items withdrawn or destroyed at the customer's request), and are locatable without extraordinary effort through the Company's inventory software system. The Company's invoices to customers do not charge customers for storage of nonexistent items or services not performed in any material respect.

                           (b) Schedule 4.26  identifies  which of the Company's
customer contracts contain a limitation of liability other than an amount not greater than the cost of replacing the lost medium (and not reproduction or restoration of content). Schedule 4.26 also lists those customers for which the Company has no signed contract, and those customers for which the Company has only a purchase order from the customer.

                           (c)  Substantially  all  items in  storage  have been
logged into the Company's inventory software system.

                           (d)  Except  as  set  forth  in  Schedule  4.26,  the
Company's invoices to its customers are accurate in all material respects; the Company invoices for storage monthly in advance, but does not invoice for any services until the services have been performed.

                           (e) Except as set forth in the Schedule  4.26,  since
January 1, 1996 no materials stored with the Company have been damaged (including damage by water) while in the Company's custody.

                           (f) Materials  received by the Company from customers
are  registered
in the Company's computer system and shelved on the date of receipt if magnetic media, or within **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.** after receipt if the materials are paper media (except in cases of unusual volume).

                           (g) The Company has  sufficient  racked and  unfilled
shelving locations to accommodate all cartons or magnetic media in the Company's custody, plus all cartons or magnetic media returned to customers on temporary retrieval.

                  4.27. Related Transactions. Schedule 4.27 sets forth a true, correct and complete description of any contract, agreement, lease or other transaction, whether now existing or existing during the period covered by the Financial Statements, between the Company and any Seller or affiliate of a Seller or the Company (other than reasonable compensation for services as officers, directors and employees and reimbursement for out-of-pocket expenses reasonably incurred in support of the Business), including without limitation any providing for the furnishing of services to or by, providing for rental of property, real, personal or mixed, to or from, or providing for the lending or borrowing of money to or from or otherwise requiring payments to or from, any such affiliate.

                  4.28. Bank Accounts, Etc. Schedule 4.28 contains a true, accurate and complete list as of the date hereof of all banks, trust companies, savings and loan associations and brokerage firms in which the Company has an account or a safe deposit box and the names of all Persons authorized to draw thereon, to have access thereto, or to authorize transactions therein, the names of all Persons, if any, holding valid and subsisting powers of attorney from the Company and a summary statement as to the terms thereof. The Company will not make or permit to be made any change affecting any account or safe deposit box with any bank, trust company, savings and loan association, brokerage firm or safe deposit box or in the names of the Persons authorized to draw thereon, to have access thereto or to authorize transactions therein or in such powers of attorney, or open any additional accounts or boxes or grant any additional powers of attorney, without in each case first notifying Purchaser in writing.

                  4.29. Corporate Records. The copies of the charter documents and all amendments thereto of the Company that have been delivered to Purchaser are true, correct and complete copies thereof, as in effect on the date hereof. The minute books of the Company, copies of which have been made available to Purchaser, contain accurate minutes of all actions taken at all meetings of, and accurate consents to all actions taken without meetings by, the Board of Directors (and any committees thereof) and the stockholders of the Company.

     5. Purchaser's Representations and Warranties. Purchaser hereby makes the following representations and warranties to Sellers:

                  5.1. Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Purchaser is qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on Purchaser.

                  5.2. Authority and Enforceability. Purchaser has the corporate power and authority, to execute, deliver, and perform this Agreement and each other agreement and document to be executed and delivered in connection herewith. The execution and delivery of this Agreement and each other agreement and document to be executed and delivered in connection herewith, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate proceedings on the part of the Purchaser. This Agreement, and each other agreement and document to be executed and delivered in connection herewith, constitutes or will constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof or thereof, subject as to enforceability to bankruptcy, insolvency, reorganization and other similar laws and judicial decisions of general applicability relating to or affecting creditors' rights generally and subject to the availability of equitable remedies and the application of equitable principles, including the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered at law or in equity.

                  5.3. No Breach or Violation. Neither the execution and delivery by the Purchaser of this Agreement or any other agreement and document to be executed and delivered in connection herewith, nor the consummation of the transactions contemplated hereby or thereby, will (a) violate or conflict with the Certificate of Incorporation or Bylaws of the Purchaser; (b) violate or breach any provision of, or be an event that is (or with the giving of notice or the passage of time will result in) a violation or breach of any instrument, contract, lease or other agreement by which the Purchaser is bound; (c) violate or breach any Legal Requirement to which the Purchaser is subject or any order, judgment, award or decree of any court, arbitrator or government agency against or binding upon the Purchaser or (d) require the consent of any Person.

                  5.4. Sufficient Funds. Purchaser has sufficient funds available and will have sufficient funds at the Closing to consummate the transactions contemplated by this Agreement, including, without limitation, to pay the Purchase Price in full.

                  5.5. Brokers. No brokers, finders or investment bankers have been retained by Purchaser in connection with this Agreement or the transactions contemplated by this Agreement.

                  5.6. Investment Representation. The Purchaser is acquiring the Shares from the Sellers for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, the Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition of the Shares.

     6. Pre-Closing Actions. Prior to the Closing, the parties shall do the following:

                  6.1. The Company's Obligations. The Company shall, and Sellers shall cause the Company to, take the following action from the date of this Agreement to the Closing Date:

                           (a) Purchaser's  Access to Premises and  Information.
Purchaser and its counsel, accountants, and other representatives shall be entitled to have full access, upon reasonable notice, to all of the Company's books, accounts, records, contracts, and documents provided that the Purchaser and its representatives shall not enter any Company property or contact any Company employee without the prior consent of the Sellers' Representative, which consent shall not be unreasonably withheld. All investigations conducted by the Purchaser and its representatives shall be conducted so as to minimize disruption of the Company's business. The Company shall furnish to Purchaser and its representatives all data and information concerning the Business, finances and properties of the Company that may be reasonably requested by Purchaser. Purchaser shall be entitled, at its cost and expense, to make copies of such books, accounts, records, contracts and documents as it shall reasonably request. No investigation pursuant to this Section 6.1.1 or otherwise shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. The Company shall reasonably cooperate with the Purchaser so that the Purchaser, with the consent of requisite parties, may conduct such environmental site assessments at the Real Property as Purchaser desires (including, without limitation, subsurface sampling).

                           (b) Conduct of Business in Normal Course. The Company
shall: (i) carry on its business in the ordinary course; and (ii) maintain its books and records in accordance with its past practices.

                           (c)  Preservation of Business.  The Company shall use
reasonable efforts to preserve its business organization intact and preserve its present relationships with the suppliers, employees, lessors, licensors, lenders, customers, and others having business relationships with it.

                           (d)  Employees  and   Compensation.   Except  in  the
ordinary course of business consistent with past practice or as is set forth in
Schedule 6.1.4, the Company shall not do any of the following acts: (i) grant any increase in salaries payable or to become payable to, or pay any bonus to, any director, officer, employee, sales agent, or representative of the Company;
(ii) increase benefits payable to any director, officer, employee, sales agent, or representative under any bonus or benefit plan or other contract or commitment except pursuant to the provisions of such plan, contract or commitment; (iii) enter into any new employment, severance, consulting or other compensation agreement with any employee (other than at-will employment arrangements with new employees in accordance with past practice); or (iv) commit itself to any pension, profit sharing, deferred compensation, group insurance, severance pay, retirement or other employee benefit plan, fund or similar arrangement in addition to those in effect on the date hereof, or amend or commit itself to amend any of such plans, funds or similar arrangements in existence on the date hereof.

                           (e) Controlled Acts. Except as otherwise permitted or
contemplated by this Agreement, the Company, without the prior written consent of the Purchaser, will not do, or agree to do, any of the following acts:

                                    (i) enter into any contract,  commitment, or
transaction except
in the ordinary course of its business;

                                    (ii)  make  any  capital   expenditures   or
commitments therefor in excess of **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.** for any single item or **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.** in the aggregate, or enter into any leases of capital equipment or property or commitments therefor under which the annual aggregate lease charges are in excess of **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.**;

                                    (iii)  change  the name or change the nature
of the business of the Company as currently conducted;

                                    (iv)  authorize the merger or  consolidation
of the Company or the sale of all or substantially all of its assets;

                                    (v)   change  its   accounting   methods  or
practices or make any change in depreciation or amortization policies or rates adopted by it;

                                    (vi) amend its certificate of  incorporation
or bylaws or terminate its corporate existence;

                                    (vii) make any payment or  commitment to pay
any severance or termination pay to any of its officers, directors, employees, consultants or agents;

                                    (viii)  guarantee  any debt,  obligation  or
liability; or

                                    (ix) pay any dividends or  distributions  to
stockholders other than bonuses to employees which may include payments in satisfaction of stock appreciation rights.

                                    (x)  accelerate  the  collection of accounts
receivable as compared with the Company's  practice  prior to December 31, 1998;
or


                                    (xi) make any bonus  payments to  employees,
other than as contemplated by this Agreement or in the ordinary course of business consistent with past practices.

                           (f) Waiver of Claims. The Company shall not
compromise any material right or claim other than in the ordinary course of business.

                           (g) Reasonable Efforts. The Company and the Sellers
shall use all reasonable efforts to take all action necessary to consummate the transactions contemplated by this Agreement (including, without limitation, satisfaction of the conditions specified in Section 7).

                           (h)  Consents.  The Company and the Sellers shall use
all reasonable efforts to obtain all permits, authorizations, consents and approvals from third parties necessary to consummate the transactions contemplated by this Agreement, provided, however, that neither the Company or any Seller shall be required to expend material sums of money or grant any material financial or other accommodation (other than as contemplated hereby).

                  6.2. The Purchaser's Obligations. The Purchaser shall take the following actions from the date of this Agreement to the Closing Date:

                           (a)   Reasonable   Efforts.   Purchaser   shall   use
reasonable efforts to take all action necessary to consummate the transactions contemplated by this Agreement (including, without limitation, satisfaction of the conditions specified in Section 7).

                           (b) Consents.  Purchaser shall use reasonable efforts
to obtain all permits, authorizations, consents and approvals from third parties necessary to consummate the transactions contemplated by this Agreement. Notwithstanding anything to the contrary contained in this Agreement, in connection with or as a condition to receiving the consent or approval of any governmental entity, third party or otherwise, Purchaser shall not be required
(i) to divest, abandon, license or take similar action with respect to any assets (tangible or intangible) of it or any of its affiliates (including, without limitation, the Company after consummation of the transactions contemplated hereby), and (ii) to expend material sums of money or grant any material financial or other accommodation (other than as contemplated hereby).

                           (c)  Information to be Held in Confidence.  Purchaser
shall, and shall cause its officers, directors, shareholders, employees, agents and representatives to, keep confidential information received from the Company and the Sellers regarding the Business, finances and properties of the Company (the "Company's Confidential Information") in accordance with the terms of the Confidentiality Agreement dated November 24, 1998 (the "Confidentiality Agreement") between Purchaser and the Company, the terms of which are hereby incorporated by reference and made a part hereof. Purchaser acknowledges and agrees that the Confidentiality Agreement and each party's reports and obligations thereunder shall survive the termination of this Agreement.

                  6.3. Notification of Certain Matters. Each Party shall give prompt notice to the other of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be reasonably expected to cause in any material respect (i) any representation or warranty made by it contained in this Agreement to be untrue or inaccurate, or (ii) any change to be made in the Disclosure Schedules hereto, or (iii) any failure of such Party to comply with or satisfy, or be able to comply with or satisfy, any material covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.3 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  6.4. Public Announcements. Until the Closing, or in the event of termination of this Agreement, each Party shall consult with the other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby and shall not at any time issue any such press release or make any such public statement without the prior consent of the other, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, the Sellers and the Company acknowledge and agree that Purchaser may, without the prior consent of the Company, issue such press releases or make such public statements as may be required by applicable law or the rules and regulations of any exchange or quotation system on which Purchaser's or any of its affiliates' securities are listed, in which case, to the extent practicable, Purchaser will consult with, and exercise in good faith, all reasonable business efforts to agree with the Company regarding the nature, extent and form of such press release or public statement, and, in any event, with prior notice to the Company.

                  6.5. Termination of 401(k). At least one day prior to the Closing Date, the Company and each ERISA Affiliate shall take all actions necessary to terminate each Qualified Plan. If a Qualified Plan is terminated in accordance with this Section 6.5, benefit accruals, including contributions of salary reduction contributions, if any, shall cease. The Company and each ERISA Affiliate agrees to take no action to merge any of its Qualified Plans, transfer the assets of any of its Qualified Plans, or terminate any of its Qualified Plans, except as otherwise provided in this Section 6.5, following the execution of this Agreement without the consent of Purchaser.

                  6.6. Transfer of Excluded Assets. Prior to Closing, the Company and the Sellers shall execute and deliver all documents reasonably requested by the Sellers to transfer for no consideration all right, title and interest in the Excluded Assets to the appropriate Seller.

     7. Conditions to Closing. The following conditions shall apply:

                  7.1. Purchaser's Conditions to Closing. Purchaser's obligation to purchase the Shares are subject to the satisfaction, or waiver, of all the conditions set forth below on or before the Closing Date:

                           (a) Accuracy of Representations  and Warranties.  All
representations and warranties by Sellers and the Company shall be true on and as of the Closing Date as if they were made on and as of such date;

                           (b) Performance. The Company and Sellers shall have
performed, satisfied, and complied with all covenants, agreements, and conditions required to be performed under this Agreement on or before the Closing Date;

                           (c) No  Material  Adverse  Change.  During the period
from December 31, 1998 through the Closing Date, there shall not have been any material adverse change in the financial condition, the results of operations (including cash flows), assets or business of the Company, and the Company shall not have sustained any material loss or damage that materially adversely affects the Company's Business;

                           (d) Litigation. No action, suit or proceeding before
any court or governmental body or authority, pertaining to the transactions contemplated by this Agreement, shall have been filed and not dismissed on or before the Closing Date;

                           (e) Approval of Documentation. The form and substance
of all certificates, instruments, opinions, and other documents delivered to Purchaser under this Agreement shall be satisfactory in all reasonable respects to Purchaser and its counsel.

                           (f) Documents. The Sellers and the Company shall have
delivered the closing documents described in Section 8.2.1.

                           (g) Compliance  with  Governmental  Authorities.  All
authorizations, consents, waivers, orders or approvals required to be obtained, and all filings, submissions, registrations, notices or declarations required to be made, by the Sellers or the Company prior to the transfer of the Shares shall have been obtained from, and made with, all required governmental authorities.

                           (h) No Injunction.  At the Closing Date,  there shall
be no Legal Requirement, judgment, order, injunction, decree, stipulation or award of any nature of any governmental authority that restrains, prohibits or enjoins or seeks to restrain, prohibit or enjoin, the consummation of the transactions contemplated hereby.

                           (i) Resignations.  Each of the officers and directors
of the Company and each trustee under any employee benefit plan shall have submitted his or her unqualified written resignation, dated as of the Closing Date, from all such positions held with the Company (and, at the request of Purchaser, from positions as an employee of the Company) and as a trustee for each such plan.

                           (j)  Related  Party  Transactions.  Except  for  such
contracts, agreements and undertakings as to which Purchaser has notified the Company that it wants to retain, which contracts shall be effective as of the Closing Date, all contracts, agreements and undertakings between the Company and any affiliate thereof shall have been satisfied and discharged as of the Closing Date with no further liability to the Company.

                           (k) Escrow Agreement.  The Seller  Representative (as
defined below) and the Escrow Agent shall have executed and delivered an Escrow Agreement in form and substance reasonably satisfactory to Sellers and Purchaser to hold the Escrow Indemnity Funds contemplated hereby (the "Escrow Agreement").

                           (l)  Noncompetition  Agreements.  William Jalbert and
Gordon Clark shall each have entered into Noncompetition Agreements substantially in the form of Exhibit

7.1(l)A attached hereto, and Kenneth Saxon and Thomas Bird shall each have entered into Noncompetition Agreements substantially in the form of Exhibit 7.1(l)B attached hereto.

                           (m) The agreements referred to on Schedule 3.1 shall
have been terminated.

                  7.2. Sellers' Conditions to Closing. Sellers' obligation to sell and transfer the Shares to Purchaser is subject to the satisfaction, or waiver, of the following conditions on or before the Closing Date:

                           (a) Accuracy of Representations  and Warranties.  All
representations and warranties by Purchaser shall be true on and as of the Closing Date as if they were made on and as of such date;

                           (b)  Performance.  Purchaser  shall  have  performed,
satisfied and complied with all covenants and agreements and satisfied all conditions required to be performed under this Agreement on or before the Closing;

                           (c) Litigation. No action, suit or proceeding before
any court or governmental body or authority pertaining to the transactions contemplated by this Agreement shall have been filed and not dismissed on or before the Closing Date.

                           (d) Approval of Documentation. The form and substance
of all certificates, instruments, opinions, and other documents delivered to Sellers under this Agreement shall be satisfactory in all reasonable respects to Sellers and their counsel.

                           (e)  Documents.  Purchaser  shall have  delivered the
documents described in Section 8.2.2.

                           (f) Compliance  with  Governmental  Authorities.  All
other authorizations, consents, waivers, orders or approvals required to be obtained, and all filings, submissions, registrations, notices or declarations required to be made, by the Purchaser prior to the transfer of the Shares shall have been obtained from, and made with, all required governmental authorities.

                           (g) No Injunction.  At the Closing Date,  there shall
be no Legal Requirement, judgment, order, injunction, decree, stipulation or award of any nature of any governmental authority that restrains, prohibits or enjoins or seeks to restrain, prohibit or enjoin, the consummation of the transactions contemplated hereby.

                           (h) Escrow  Agreement.  The  Purchaser and the Escrow
Agent shall have executed and delivered the Escrow Agreement.

         8. Closing.

                  8.1. Time and Place. Subject to the satisfaction or waiver of the conditions set forth in Section 7 hereof, the transfer of the Shares by Sellers to Purchaser (the "Closing") shall take place at the law offices of Doty Sundheim & Gilmore, 420 Florence Street, Palo Alto, CA 94301 at 9:00 a.m. local time on April 1, 1999, or at such other time and place as the parties may agree in writing (the "Closing Date").

                  8.2. Deliveries at Closing. The following items shall be delivered at the Closing:

                           (a) Sellers.  Sellers shall  deliver,  or cause to be
delivered,   to  Purchaser  the   following  in  form  and  content   reasonably
satisfactory to Purchaser's counsel:

                                    (i) Stock  certificates  in the name of each
Seller, evidencing the Shares, duly endorsed by each Seller (or with duly endorsed in blank separate stock powers);

                                    (ii)  A  closing  certificate   executed  by
Sellers certifying the accuracy of Sellers' representations and warranties and compliance with Sellers' covenants;

                                    (iii)  A  certificate   certifying  (i)  the
incumbency of the Company's officers, (ii) the resolutions of the Company's Board of Directors authorizing the execution, delivery and performance of this Agreement, and (iii) the Company's organizational documents;

                                    (iv) A closing  certificate  executed by the
Company's president certifying the accuracy of the Company's representations and warranties and compliance with the Company's covenants;

                                    (v) The legal opinion of counsel for Company
and for each Seller, dated as of the Closing Date, in the form attached collectively hereto as Exhibit 8.2.1(e);

                    (vi) Copies of any required consents; and

                                    (vii) Such other  documents and  instruments
as Purchaser may reasonably request in order to effect the purpose of this Agreement;

                           (b) Purchaser. Purchaser shall deliver or cause to be
delivered to Sellers and the Company the following in form and content reasonably satisfactory to Sellers' counsel:

                                    (i)  Confirmation  from  Purchaser's bank of
the wire transfers of the Purchase Price;

                                    (ii)  A  certificate   certifying   (i)  the
incumbency of Purchaser's officers, (ii) the resolutions of Purchaser's Board of Directors authorizing the execution, delivery and performance of this Agreement, and (iii) Purchaser's organizational documents;

                                    (iii) A closing  certificate  executed  by a
duly authorized officer of Purchaser certifying the accuracy of Purchaser's representations and warranties and compliance with the Company's covenants;

                                    (iv)  The  legal   opinion  of   Purchaser's
counsel, in the form attached hereto as Exhibit 8.2.2(d);

                    (v) Copies of any required consents; and

                                    (vi) Such other documents and instruments as
Sellers or the Company may reasonably request in order to effect the purpose of this Agreement.

         9. Post-Closing Obligations.

                  9.1. Indemnification.

                           (a)  Indemnification  by  Sellers.  Subject  to  this
Section 9, Sellers shall indemnify, hold harmless and defend Purchaser, Iron Mountain Incorporated, their respective affiliates, each of their respective directors, officers, employees, shareholders, representatives and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Purchaser Indemnified Parties") against and in respect of any and all claims, actions, demands, liabilities, damages, losses, costs, expenses and deficiencies (including interest, penalties, reasonable attorneys' fees and expenses and litigation expenses), including, but not limited to, those incurred to enforce the terms of this Agreement (such claims, demands, liabilities, losses, costs, expenses and deficiencies are referred to collectively as "Losses") arising out of or in connection with or based upon (i) the inaccuracy of any representation or warranty made by Sellers in this Agreement (including in any Schedule or Exhibit hereto) or in any certificate delivered pursuant to this Agreement, (ii) any breach of any covenant or agreement of Sellers or the Company contained herein, or (iii) any claims of any brokers or finders claiming by, through or under Sellers or the Company (other than claims for which an adjustment has been made to the Purchase Price). Losses subject to this Section 9 shall specifically include Losses related to the theft of personal property from the Company's facility located at 1950 South Vermont, Los Angeles, California as disclosed in Schedule 4.23.

                           (b) Limitation on Indemnification.

                                    (i)  Purchaser's  rights to  indemnification
shall be subject to the following limitations: (i) Purchaser shall not be entitled to recover its Losses in respect of a breach of a representation or warranty unless and until the aggregate amount of Losses for all breaches of representations and warranties exceeds **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.**; (ii) in no event shall the aggregate amount to be paid to Purchaser exceed **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.**

(provided that the limitations in this clause (ii)) shall not apply to a claim made in respect of the breach of the representations and warranties set forth in Sections 3.1, 3.2, 3.3 and 4.3 or a claim based upon fraud (each, a "Special Claim"), and shall not apply to a claim made in respect of the breach of the representations and warranties set forth in Section 4.9 (a "Tax Claim")); and
(iii) the amount of indemnity payable shall be calculated after giving effect to the actual tax effect realized by Purchaser from the indemnity payment (including any tax benefits obtained by way of exclusion from income, deduction, credit or refund). Notwithstanding any other provision of this Agreement, under no circumstances shall the total liability of a Shareholder for any and all indemnification claims including, without limitation, Special Claims and Tax Claims, exceed such Shareholder's percentage of **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.**

                                    (ii) **The confidential portion has been so
omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.** Any claims of Purchaser for indemnification to be satisfied out of the Escrow Indemnity Funds shall be made in accordance with the terms of the Escrow Agreement. In the event there are no Unresolved Claims (as defined below) at the expiration of the Escrow Indemnity Period, or the next business day if such date is not a business day, the Escrow Indemnity Funds then remaining shall be distributed to the Seller Representative for the benefit of each Seller in accordance with their proportionate interests, calculated in accordance with the percentage of the Escrow Indemnity Funds allocated to Sellers as set forth on Schedule 2.2. In the event one or more Unresolved Claims shall exist upon the expiration of the Escrow Indemnity Period, cash in the amount equal to the sum of (i) the aggregate amount of such Unresolved Claims and (ii) the amount reasonably estimated by Purchaser to cover the fees, expenses and other costs (including reasonable counsel fees and expenses) which will be required to resolve such Unresolved Claims shall be retained as part of the Escrow Indemnity Funds and the balance thereof, if any, shall be distributed to the Seller Representative for the benefit of the Sellers in accordance with their proportionate interests. Upon the resolution of all such Unresolved Claims and the payment of all such fees, expenses and costs out of the Escrow Indemnity Funds, the balance of the cash, if any, shall be distributed to the Seller Representative for the benefit of the Sellers in accordance with their proportionate interests.

                           (c) Each Seller hereby appoints Thomas W. Bird (the
"Seller Representative"), with full and unqualified power to delegate (with the approval of Purchaser, which shall not be unreasonably withheld) to one or more Persons the authority granted to such Person hereunder to act as his, her or its agent and attorney-in-fact, with full power of substitution, to execute the Escrow Agreement and to take all actions called for by this Section 9 and the Escrow Agreement on his, her or its behalf, in accordance with the terms of this
Section 9 and the Escrow Agreement.

                           (d) The term "Unresolved Claims" shall mean any claim
or request made pursuant to this Agreement against the Escrow Indemnity Funds, until such time as such claim or request has been paid in full or otherwise fully settled, compromised or adjusted by Purchaser, the Seller Representative and the Escrow Agent or by a final decision of an arbitrator or arbitration panel appointed pursuant to Section 11.10 of this Agreement or a final order of a court of competent jurisdiction resolving such claim, from which no appeal is or can be taken.

                           (e)  Indemnification  by Purchaser.  Purchaser  shall
indemnify, hold harmless and defend Sellers and their respective officers, directors, shareholders, employees, agents, representatives, successors, heirs and assigns (the "Seller Indemnified Parties") (as the context so requires) against and in respect of any and all Losses arising out of or in connection with or based upon the inaccuracy of any representation or warranty or breach of any covenant or agreement made by Purchaser in this Agreement (including in any Schedule or Exhibit hereto) or in any certificate delivered pursuant to this Agreement.

                           (f) Non-Third Party Claims. The following shall apply
to claims between the parties that do not involve a third party:

                                    (i) The party  entitled  to  indemnification
hereunder (in such capacity, the "Indemnified Party") shall give written notice (a "Notice of Claim") to Purchaser (in the case of a claim for indemnification by a Seller Indemnified Party) or the Seller Representative (in the case of a claim for indemnification by a Purchaser Indemnified Party) (in such capacity, the "Indemnifying Party") within a reasonable period of time after becoming aware of any Losses that the Indemnified Party shall have determined have given rise to, or could reasonably be expected to give rise to, a claim for indemnification hereunder (each, an "Indemnifiable Claim"), and shall provide to the Indemnifying Party as soon as practicable thereafter all information and documentation reasonably necessary to support and verify such claim; provided, that the right of the Indemnified Party to indemnification shall be reduced in the event of its failure to give timely notice only if and to the extent the Indemnifying Party is prejudiced thereby. The Indemnifying Party shall be given reasonable access to all books and records in the possession or under the control of the Indemnified Party which the Indemnifying Party reasonably determines to be related to such claim.

                                    (ii) Any liability for indemnification under
this Section 9.1.4 shall be paid by the Indemnifying Party within fifteen (15) days after its receipt of a Notice of Claim in immediately available funds in U.S. dollars; provided that if a contest notice is given to the Indemnified Party by the Indemnifying Party within such fifteen-day period, such payment shall not be required until the dispute is resolved, and either party may at any time thereafter commence a legal proceeding in accordance with this Agreement to resolve the contested assertion of an Indemnifiable Claim. Any liability for indemnification under this Section 9.1.4 shall be paid by the Indemnifying Party in immediately available funds in U.S. dollars within fifteen (15) days after such liability is finally determined. Liability for an Indemnifiable Claim hereunder shall be deemed to be "finally determined" for purposes of this
Section 9.1.4 when the parties to such action have so determined by mutual agreement or when a final non-appealable order of a court having competent jurisdiction shall have been entered.

                           (g) Matters  Involving  Third Parties.  The following
shall apply to claims asserted against a party by a third party:

                                    (i) If any third  party  shall  commence  an
action against any Indemnified Party with respect to any matter which may give rise to an Indemnifiable Claim against any Indemnifying Party (a "Third Party Claim"), the Indemnified Party shall give to the

Indemnifying Party, as soon as practicable, a Notice of Claim thereof; provided that the right of the Indemnified Party to indemnification shall be reduced in the event of its failure to give timely notice only if and to the extent the Indemnifying Party is prejudiced thereby.

                                    (ii) The Indemnifying Party shall have the
right to defend the Indemnified Party against the Third Party Claim with counsel of its choice (subject to the reasonable approval of Purchaser) if the Indemnifying Party shall notify the Indemnified Party in writing (within the fifteen (15) day period after its receipt of a Notice of Claim specifying the Third Party Claim) that it will indemnify the Indemnified Party from and against any Losses the Indemnified Party may suffer arising out of the Third Party Claim, provided, however, if the amount in dispute in respect of such Third Party Claim exceeds the amount of Escrow Indemnity Funds not subject to Unresolved Claims, the party which has the right to control such Third Party Claim shall be the Sellers unless the amount of Escrow Indemnity Funds not subject to Unresolved Claims is less than 50% of such Third Party Claim, in which event Purchaser shall have the right to control the defense of such claim. Neither party shall have the right to settle any such Claim without the consent of the other party, which consent shall not be unreasonably withheld. If the Indemnifying Party does not so notify the Indemnified Party or, after such notification, does not in fact defend the Third Party Claim, the Indemnified Party may defend, compromise or settle the Third Party Claim, preserving its rights to indemnification hereunder, including without limitation for the cost of such defense. Notwithstanding the foregoing, an Indemnified Party shall have the right to employ one law firm as counsel, together with a separate local law firm in each applicable jurisdiction ("Separate Counsel"), to represent such Indemnified Party in any action or group of related actions (which firm or firms shall be reasonably acceptable to the Indemnifying Party) if the Indemnified Party has been advised by counsel that either there is a reasonable likelihood of a conflict of interest between such Indemnified Party and such Indemnifying Party in respect of such claim, or there may be defenses available to such Indemnified Party which are different from or in addition to those available to such Indemnifying Party and the representation of both parties by the same counsel would be inappropriate, and in that event (i) the reasonable fees and expenses of such Separate Counsel shall be considered Losses, and (ii) each of such Indemnifying Party and such Indemnified Party shall have the right to conduct its own defense in respect of such claim.

                                    (iii)   If   the   Indemnifying   Party   is
conducting the defense of the Third Party Claim in accordance with Section 9.1.5(b) above, then: (i) the Indemnified Party may retain separate counsel, at its sole cost and expenses, and participate in the defense of the Third Party Claim, provided that the Indemnifying Party shall have the right to conduct the defense of and, subject to this Section 9.1.5(c), settle such Third Party Claim;
(ii) the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party; (iii) the Indemnified Party shall fully cooperate with the Indemnifying Party in the investigation and defense of such Third Party Claim, including without limitation, providing required information and documents and access to all employees of the Indemnified Party with knowledge of issues relevant to the claim or litigation (and such activities required to discharge this obligation to cooperate shall be considered part of the Losses); and, (iv) the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party

Claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed, unless such settlement (i) includes a general release of the Indemnified Party from such Third Party Claim;
(ii) does not require any action or payment on the part of the Indemnified Party; and (iii) does not include the imposition of any injunctive relief or other equitable remedies against the Indemnified Party. Notwithstanding any other provision of this Section 9.1.5, if an Indemnified Party withholds its consent to a settlement or elects to continue the defense of any claim where but for such action the Indemnifying Party could have settled such claim solely for the payment of money by the Indemnifying Party as specified in the written request for consent to the settlement delivered to the Indemnified Party, the Indemnifying Party shall indemnify the Indemnified Party only up to a maximum of the bona fide settlement offer for which the Indemnifying Party could have settled such claim.

                  9.2. Survival of Representations; Claims for Indemnification. All representations and warranties made by the Sellers and the Purchaser in this Agreement, or in any instrument or document furnished in connection with this Agreement or the transactions contemplated hereby, shall survive the Closing and any investigation at any time made by or on behalf of the Indemnified Party until the expiration of the Escrow Indemnity Period, other than (i) any claim made in respect of the breach of the representations and warranties set forth in
Section 3.1, 3.2 and 3.3 or Section 4.3, which shall survive indefinitely and
(ii) any claim made in respect of the breach of the representations and warranties set forth in Section 4.9 which shall survive **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.** after the Closing Date. All such representations and warranties shall expire on the last day of the Escrow Indemnity Period, except for claims, if any, (i) asserted in writing prior to such last day of the Escrow Indemnity Period and identified as a claim for indemnification pursuant to this Section 9, (ii) made in respect of the breach of the representations and warranties set forth in Section 3.1, 3.2 and 3.3 or
Section 4.3, or (iii) made in respect of the breach of the representations and warranties set forth in Section 4.9 which shall survive **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.** after the Closing Date.

                  9.3. Exclusive Remedy. All claims made after the Closing in connection with this Agreement and the transactions contemplated hereby shall be made under, and subject to the limitations set forth in, this Section 9, which, from and after the Closing Date, shall be the exclusive remedy for any party hereto for any breach of this Agreement or other claim arising hereunder or in connection with the transactions contemplated hereby (other than a claim for breach of the Noncompetition Agreements), and all other parties hereby irrevocably waive the right to assert any other remedy.

         10. Termination and Abandonment.

                  10.1. Methods of Termination. This Agreement may be terminated and the transactions herein contemplated may be abandoned at any time:

                           (a)  by  written   agreement  of   Purchaser   and  a
majority-in-interest of the

Sellers;

                           (b)  by  written  notice  by  either  Purchaser  or a
majority-in-interest of the Sellers if such party or parties is not in breach hereunder and (i) the other party/parties fails to cure a breach of any of its/their obligations hereunder within **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.** after receipt of a Notice from the other party/parties specifying the nature of such breach, (ii) any of the other party's representations or warranties shall have become and continue to be untrue in any material respect, unless such untruth is capable of being cured by and will not prevent or delay consummation of the transactions contemplated hereby by or beyond April 30, 1999 (the "Termination Date") and (iii) this Agreement is not consummated on or before the Termination Date, including extensions; or

                           (c)  by  written  notice  by  either  Purchaser  or a
majority-in-interest of the Sellers if this Agreement is not consummated on or before the Termination Date, including extensions, due to any law, regulation or act of any applicable regulatory body not arising from a breach by the terminating party/parties of any of its/their obligations hereunder.

                  10.2. Procedure Upon Termination. In the event of termination and abandonment pursuant to Section 10.1.1 or 10.1.3 hereof, this Agreement shall terminate and shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

                           (a)  each  party  will  upon  request  redeliver  all
documents and other materials of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

                           (b) no  party  hereto  shall  have any  liability  or
further obligation to any other party to this Agreement; provided, that the obligations of the parties pursuant to Section 6.2.3 of this Agreement shall survive termination; and

                           (c) each party shall bear its own expenses.

     If this Agreement is terminated pursuant to Section 10.1.2, the parties hereto shall have available to them all remedies affordable to them by applicable law.

     11.          General Provisions.

                  11.1. Notices. All notices, consents, approvals, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given to a party on the date of delivery if personally delivered to the party to whom notice is to be given, or on the fifth
(5th) business day after mailing if mailed by first class mail, registered or certified, postage prepaid, at the address set forth below or on the date of service if delivered by facsimile to the respective facsimile number set forth below which facsimile is confirmed by answer back or on the next business day following timely delivery for overnight delivery to a recognized national courier, charges prepaid, addressed to the respective address set forth below.

Any party may change its address for purposes of this Section by giving the other parties written notice of the new address in the manner set forth above. Addresses for notice purposes are as follows:

         If to Sellers:                  To the respective Seller at the address
                                         set forth for such Seller in the
                                         signature block of this Agreement

         With a copy to:                 Doty Sundheim & Gilmore
                                         420 Florence Street, Suite 200
                                         Palo Alto, CA  94301
                                         Attn.: Stanley E. Doty, Esq.
                                         Tel. No. (650) 327-0100
                                         Facsimile No. (650) 327-0101

         and to:                         Hale and Dorr LLP
                                         60 State Street
                                         Boston, MA  02109
                                         Attn.: Peter B. Tarr, Esq.
                                         Tel. No. (617) 526-6639
                                         Facsimile No. (617) 526-5000

         If to Purchaser:                Iron Mountain Records Management, Inc.
                                         745 Atlantic Avenue
                                         Boston, MA  02111
                                         Attn.: Mr. Donald Richards
                                         Tel. No. (617) 535-4858
                                         Facsimile No. (617) 350-7881


         With a copy to:                 Sullivan & Worcester LLP
                                         One Post Office Square
                                         Boston, MA 02109
                                         Attn.: William J. Curry, Esq.
                                         Tel. No. (617) 338-2976
                                         Facsimile No. (617) 338-2880

         11.2. Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of California, without regard to its conflict of laws doctrine.

         11.3. Expenses. Subject to the provisions of Section 10, each of the parties shall pay all costs and expenses incurred or to be incurred by it in the negotiation and preparation of this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

         11.4. Headings. The subject headings of the Sections, paragraphs and subsections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of the provisions hereof.

         11.5. Modification and Waiver. This Agreement, the Noncompetition Agreements, the Escrow Agreement and the Confidentiality Agreement constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, and understandings of the Parties. If the provisions of any Schedule or Exhibit to this Agreement are inconsistent with the provisions of this Agreement, the provisions of this Agreement shall prevail. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the Parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

         11.6. Counterparts/Fax Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties expressly agree that signatures by facsimile shall be deemed valid and enforceable so long as original signatures are received within three (3) days after receipt of delivery of the facsimile signature.

         11.7. Variations of Pronouns. Whenever required by the context hereof, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

         11.8. Rights of Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third parties to any party to this Agreement, nor shall any provision give any third parties any right of subrogation or action over against any party to this Agreement.

         11.9. Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs and legal representatives (as the context so requires), provided, however, that in the event of an assignment hereunder, the assigning party shall remain liable for his or its obligations hereunder.

         11.10. Arbitration. Except as provided in Section 10.2, any dispute between the parties arising out of this Agreement shall be submitted to final and binding arbitration in the San Jose, California, under the Commercial Arbitration Rules of the American Arbitration Association then in effect, upon written notification and demand of either party therefor. The following provisions shall be applicable to any such proceeding:

                           (a) In  the  demand  for  arbitration,  the  American
Arbitration Association shall be requested to submit a list of prospective arbitrators consisting of persons experienced in matters involving business contracts. In any arbitration pursuant to this Section, the award shall be rendered by a single arbitrator appointed jointly by the parties, or if the parties can not agree to a single arbitrator within thirty (30) days after the commencement of the arbitration proceeding, by an arbitrator appointed by the American Arbitration Association. For purposes of this Section, "commencement of the arbitration proceeding" shall be deemed to be the date on which a written demand for arbitration is received by the American Arbitration Association from one (1) of the parties.

                           (b)  The  provision  of  California   Code  of  Civil
Procedure Section 1283.05 and the laws of the State of California and incorporated herein and shall be applicable to the arbitration.

                           (c) In making the award, the arbitrator shall award
recovery of costs and expenses of the arbitration and reasonable attorney's fees to the prevailing party.

                           (d) Any award may be  entered as a  judgement  in any
court of competent jurisdiction. Should judicial proceedings be commenced to enforce or carry out this provision or any arbitration award, the prevailing party in such proceedings shall be entitled to reasonable attorney's fees and costs in addition to other relief.

                           (e) Either party shall have the right, prior to
receiving an arbitration award, to obtain preliminary relief from a court of competent jurisdiction to: (i) avoid injury or prejudice to that party; (ii) or to protect the rights of any party; or (iii) to maintain the status quo as it existed immediately prior to the dispute.

                           (f) The parties hereby agree that service of any
notices in the course of such arbitration shall be sufficient if given as provided in the notices Section of this Agreement.

                  11.11. Attorneys' Fees. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which such parties may be entitled. The prevailing party will be determined by the court or arbitrator, as the case may be.

                  11.12. Severability. In the event that any provision of this Agreement, or the application of such provision to any person or set of circumstances, shall be determined to be invalid, unlawful or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful or unenforceable, shall not be affected and shall continue to be enforceable to the fullest extent permitted by law.

                  11.13. Interpretation of Agreement. Each party hereto acknowledges that it has participated in the drafting of this Agreement and the other documents and instruments delivered in connection herewith, and any applicable rules of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in connection with the construction or interpretation hereof or thereof.

                  11.14. Specific Performance. The parties hereto each acknowledge that, in view of the uniqueness of the subject matter hereof, the parties hereto would not have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with its terms, and therefore agree that the parties hereto shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto may be entitled at law or in equity.

                  11.15. Farm.com. The Purchaser agrees to cease using the domain name farm.com on or before the second anniversary of the Closing and agrees to execute and deliver any and all documents reasonably requested by Messrs. Bird and Saxon to transfer to them all right, title and interest therein.

         IN WITNESS WHEREOF, the parties to this Agreement have duly executed it on the day and year first above written.

                                     THE COMPANY:

                                     First American Records Management, Inc.

                                     By: /s/ I. Kenneth Saxon
                                            I. Kenneth Saxon
                                     Its:  President

                                     SELLERS:

                                     /s/ I. Kenneth Saxon
                                     I. Kenneth Saxon, individually
                                     831 Summit Road
                                     Santa Barbara, CA  93108
                                     Tel. No. (805) 844-9223
                                     Facsimile No. (805) 884-0553

                                     The Bird Revocable Trust dated June 6, 1991

                                     By:/s/ Thomas W. Bird
                                            Thomas W. Bird, Trustee

                                     By:/s/ Tracey S. Bird
                                            Tracey S. Bird, Trustee
                                            63 Indian Pipe Lane
                                            Concord, MA  01742
                                            Tel. No. (978) 371-7111
                                            Facsimile No. (978) 371-3222

                                     First American Title Insurance Company
                                     114 East Fifth Street
                                     Santa Ana, CA  92702
                                     Tel. No. (800) 854-3643
                                     Facsimile No. (714) 647-2242

                                     By:/s/ Craig I. DeRoy
                                           Craig I. DeRoy
                                     Its:  Vice President

                                     Housatonic Investors, LLC
                                     111 Newbury Street, Suite 500
                                     Boston, MA 02116-3131
                                     Tel. No. (617) 267-4545
                                     Facsimile No. (617) 536-8535

                                     By: Housatonic Partners, LLC,
                                           its managing member

                                            By:/s/ William Thorndike, Jr.
                                                   William Thorndike, Jr.
                                            Its: Managing Member

                                     /s/ William Jalbert
                                     William Jalbert, individually
                                     3218 Washington Street
                                     San Francisco, CA  94115
                                     Tel. No. (415) 928-1137
                                     Facsimile No. __________________

                                     /s/ Gordon Clark
                                     Gordon Clark, individually
                                     810 Murphy Drive
                                     San Mateo, CA  94402
                                     Tel. No. (650) 349-6135
                                     Facsimile No. __________________

                                     The Boston Foundation, Inc.
                                     One Boston Place, 24th Floor
                                     Boston, MA  02108
                                     Tel. No. (617) 723-7415
                                     Facsimile No. (617) 589-3616

                                     By: /s/ Anna Faith Jones
                                     Its:  President and Chief Executive Officer

                                     El Adobe Corporation
                                     c/o Santa Barbara Foundation
                                     15 East Carrillo Street
                                     Santa Barbara, CA  93101-2780
                                     Tel. No. (805) 963-1873
                                     Facsimile No. (805) 966-2345

                                     By:/s/ William A. Fry
                                     Its:  President

                                     PURCHASER:

                                     Iron Mountain Records Management, Inc.


                                     By:/s/ Donald P. Richards
                                           Its: Vice President

                  SPOUSAL CONSENT



         The undersigned certifies as follows:

         1. I am the spouse of Gordon Clark.

         2. I understand and approve the provisions of the Stock Purchase Agreement by and among First American Records Management, Inc. ("Company"), the stockholders of Company (including my spouse) and Iron Mountain Records Management, Inc., to which this Consent is attached. Capitalized terms shall have the meanings set forth in the Stock Purchase Agreement.

         3. I agree to be bound by and accept the provisions of the Stock Purchase Agreement, as it may be amended from time to time insofar as those provisions may affect any interest I may have in the Company, whether the interest is community property or otherwise.

         4. My spouse shall have full power of management of the Shares being sold by my spouse pursuant to this Stock Purchase Agreement, including any portion of those interests that are our community property; and my spouse has the full right, without my further approval, to exercise my spouse's voting rights as a shareholder in the Company, and to sell, transfer, encumber, and deal in any manner with such shares.

         Executed March 31, 1999.


                                /s/ Lauren Clark
                                [Name]

                  SPOUSAL CONSENT



         The undersigned certifies as follows:

         1. I am the spouse of I. Kenneth Saxon.

         2. I understand and approve the provisions of the Stock Purchase Agreement by and among First American Records Management, Inc. ("Company"), the stockholders of Company (including my spouse) and Iron Mountain Records Management, Inc., to which this Consent is attached. Capitalized terms shall have the meanings set forth in the Stock Purchase Agreement.

         3. I agree to be bound by and accept the provisions of the Stock Purchase Agreement, as it may be amended from time to time insofar as those provisions may affect any interest I may have in the Company, whether the interest is community property or otherwise.

         4. My spouse shall have full power of management of the Shares being sold by my spouse pursuant to this Stock Purchase Agreement, including any portion of those interests that are our community property; and my spouse has the full right, without my further approval, to exercise my spouse's voting rights as a shareholder in the Company, and to sell, transfer, encumber, and deal in any manner with such shares.

         Executed March 30, 1999.


                                            /s/ Josephine Brickner Saxon
                                            [Name]